    As filed with the Securities and Exchange Commission on February 26, 2001

                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              THORATEC CORPORATION
             (Exact name of registrant as specified in its charter)


                   California                                       94-2340464
 (State or other jurisdiction of incorporation         (I.R.S. employer identification No.)
                or organization)


               6035 Stoneridge Drive, Pleasanton, California 94588
                    (Address of principal executive offices)


                             1997 STOCK OPTION PLAN
                            (Full title of the plan)


                                D. Keith Grossman
                              Thoratec Corporation
                              6035 Stoneridge Drive
                          Pleasanton, California 94588
                     (Name and address of agent for service)


                                 (925) 847-8600
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                                    Kyle Guse
                       Heller Ehrman White & McAuliffe LLP
                         2500 Sand Hill Road, Suite 100
                        Menlo Park, California 94025-7063
                                 (650) 234-4200

                         CALCULATION OF REGISTRATION FEE
================================================================================================
                                         Proposed maximum   Proposed maximum
Title of securities     Amount to be      offering price        aggregate          Amount of
  to be registered       registered        per share(1)      offering price    registration fee
------------------------------------------------------------------------------------------------
Common Stock,
 no par value             6,400,000           $9.06           $57,984,000           $14,496
================================================================================================

(1) Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices reported on the NASDAQ Stock Market on February 23, 2001.




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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE

               The following documents filed or to be filed with the Securities and Exchange Commission by Thoratec Corporation ("Thoratec") are incorporated by reference in this registration statement:

        (a) Thoratec's Annual Report on Form 10-K for the fiscal year ended January 1, 2000;

        (b) Thoratec's Quarterly Reports on Form 10-Q for the quarters ended April 1, 2000, July 1, 2000 and September 30, 2000;

        (c) The description of Thoratec's common stock contained in Thoratec's registration statement on Form 8-A, filed May 18, 1981, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or reports filed for the purpose of updating that description.

               All documents subsequently filed by Thoratec pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.


ITEM 4.        DESCRIPTION OF SECURITIES

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL

               Not applicable.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

               Pursuant to Section 204(a) and 317 of the California Corporations Code, Thoratec has included in its articles of incorporation and by-laws provisions regarding the indemnification of officers and directors of Thoratec. Article Fourth of Thoratec's Amended and Restated Articles of Incorporation, as amended, provides as follows:

               "Fourth: The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law. This corporation is also authorized, to the fullest extent permissible under California law, to indemnify its agents (as defined in Section 317 of the California Corporations Code), whether by-law, agreement or otherwise, in excess of the indemnification expressly permitted by Section 317 and to advance defense expenses to its agents in connection with such matters as they are incurred. If, after the effective date of this Article, California law is amended in a manner which permits a corporation to limit the monetary or other liability of its directors or to authorize indemnification of, or advancement of such defense expense to, its directors or other persons, in any such case to a greater extent than is permitted on such effective date, the references in this Article to "California law' shall to that extent be deemed to refer to California law as so amended."

Section 29 of Thoratec's by-laws, as amended, provides as follows:

               "29.   Indemnification of Directors and Officers.

               (a) Indemnification. To the fullest extent permissible under California law, the corporation shall indemnify its directors and officers against all expenses, judgment, fines settlement and other amounts actually and reasonably incurred by them in connection with any proceeding, including an action by or in the right of the corporation, by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, trustee, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise (including service with respect to employee benefit plans). To the fullest extent permissible under California law, expenses incurred by a director or officer seeking indemnification under this By-law in defending any proceeding shall be advanced by the corporation as they are incurred upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the director or officer is not entitled to be indemnified by the corporation for those expenses. If, after the effective date of this By-law, California law is amended in a manner which permits the corporation to authorize indemnification of or advancement of expense to its directors or officers, in any such case to a greater extent than is permitted on such effective date, the references in this By-law to "California law" shall to that extent be deemed to refer to California law as so amended. The rights granted by this By-law are contractual in nature and, as such, may not be altered with respect to any present or former director or officer without the written consent of that person.

               (b) Procedure. Upon written request to the Board of Directors by a person seeking indemnification under this By-law, the Board shall promptly determine in accordance with Section 317(e) of the California Corporations Code whether the applicable standard of conduct has been met and, if so, the Board shall authorize indemnification. If the Board cannot authorize indemnification because the number of directors who are parties to the proceeding with respect to which indemnification is sought prevents the formation of a quorum of directors who are not parties to the proceeding, then, upon written request by the person seeking indemnification, independent legal counsel (by means of a written opinion obtained at the corporation's expense) or the corporation's shareholders shall determine whether the applicable standard of conduct has been met and, if so, shall authorize indemnification.

               (c) Definitions. The term "proceeding" means any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative. The term "expenses" includes, without limitation, attorney's fees and any expenses of establishing a right to indemnification."

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED

               Not applicable.

ITEM 8.        EXHIBITS

               5      Opinion of Heller Ehrman White & McAuliffe LLP

               23.1   Independent Auditors' Consent

               23.2 Consent of Heller Ehrman White & McAuliffe LLP (filed as part of Exhibit 5)

               24     Power of Attorney (see page 6)

               99.1   1997 Stock Option Plan


ITEM 9.        UNDERTAKINGS

                      A.     The undersigned registrant hereby undertakes:

                             (1) To file, during any period in which offers or
sales are being made, a post-effective amendment to this registration statement;

                                 (i) To include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities
Act");

                                 (ii) To reflect in the prospectus any facts or
events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                                 (iii) To include any material information with
respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs A(1)(i) and A(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                         (2) That, for the purpose of determining any liability
under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                         (3) To remove from registration by means of a
post-effective amendment any of the securities being registered which remain unsold upon the termination of the 1997 Stock Option Plan.

                      B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference into this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


               Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California, on this 26 day of February, 2001.



                                        THORATEC CORPORATION


                                        By  /s/ D. Keith Grossman
                                           ------------------------------------
                                            D. Keith Grossman, President


                      POWER OF ATTORNEY TO SIGN AMENDMENTS

               KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint D. Keith Grossman and Cheryl D. Hess, and each of them, with full power of substitution and full power to act without the other, as such person's true and lawful attorney-in-fact and agent for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.


     /s/ D. Keith Grossman        Chief Executive Officer, President        February 26, 2001
-----------------------------        and Director (Principal Executive
       D. Keith Grossman             Officer)

      /s/ J. Donald Hill          Director and Chairman of the Board of     February 26, 2001
-----------------------------        Directors
        J. Donald Hill


      /s/ Cheryl D. Hess          Chief Financial Officer, Vice             February 26, 2001
-----------------------------        President - Finance  and Secretary
        Cheryl D. Hess               (Principal Financial and
                                     Accounting Officer)


      /s/ J. Donald Hill          Director and Chairman of the Board        February 26, 2001
-----------------------------
        J. Donald Hill


   /s/ William W. Hitchcock       Director                                  February 26, 2001
-----------------------------
     William W. Hitchcock


      /s/ Howard E. Chase         Director                                  February 26, 2001
-----------------------------
        Howard E. Chase


  /s/ George W. Holbrook, Jr.     Director                                  February 26, 2001
-----------------------------
    George W. Holbrook, Jr.


     /s/ Daniel M. Mulvena        Director                                  February 26, 2001
-----------------------------
       Daniel M. Mulvena


      /s/ J. Daniel Cole          Director                                  February 26, 2001
-----------------------------
        J. Daniel Cole

                                Index to Exhibits


                                                                          Sequentially
Item No.       Description of Item                                        Numbered Page
--------       -------------------                                        -------------
   5           Opinion of Heller Ehrman White & McAuliffe LLP

  23.1         Independent Auditors' Consent

  23.2         Consent of Heller Ehrman White & McAuliffe LLP (see
               Exhibit 5)

  24           Power of Attorney (see page 6)

  99.1         1997 Stock Option Plan